EXHIBIT 99
FOR IMMEDIATE RELEASE July 1, 2003	Media Contact:	Tad Hutcheson tad.hutcheson@airtran.com 407.251.5578

Patricia York patricia.l.york@boeing.com 206.662.5052

AirTran Airways Announces Order for 100 Boeing 737 Aircraft

     ORLANDO, Fla. (July 1, 2003) -- AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE:AAI), today announced at a press conference at Hartsfield Atlanta International Airport that the airline has placed an order for 100 new Boeing 737-700 and -800 series aircraft -- of which 50 are firm orders and 50 are options. At the same time, the airline placed an additional order for up to 10 Boeing 717 aircraft.

     The Boeing 737 aircraft will be powered by CFM56-7B engines produced by CFM International, a 50/50 joint company between Snecma Moteurs of France and General Electric Company. The environmentally friendly CFM56 engines meet all current (Stage 3) and planned (Stage 4) noise restrictions with significant margin and provide exceptionally low emissions levels. The engines are also among the most reliable flying today with 99.97 percent departure reliability.

     By the end of this year, AirTran Airways' fleet will be comprised of 73 Boeing 717 aircraft. With this new Boeing order, plus the options for additional future deliveries, the airline's current fleet will more than double by 2008. The first aircraft delivery is scheduled for summer 2004 with additional deliveries to follow at a rate of approximately one per month thereafter and continue into 2008.

     The aircraft deal, reached after weeks of negotiations, will be a combination lease-purchase agreement. The airline will purchase some Boeing 737 aircraft from Boeing and will lease some 737 aircraft from GECAS, General Electric's aviation leasing company. This is the second new aircraft order the airline has placed in its nine-year history. In 1995, the airline served as the launch customer for the Boeing 717 aircraft and was the youngest airline in history to serve as a launch customer for a new aircraft type.

     "Building on our long-standing partnership with Boeing, this aircraft order ensures that AirTran Airways is poised to move into the next stage as one of the country's major carriers," said Joe Leonard, AirTran Airways' chairman and chief executive officer. "The Boeing 737 is a phenomenal airplane. We're confident that these new aircraft will produce consistent operating results, building on the efficiency and reliability of our 717 fleet, thus reducing our costs and allowing us to pass the savings on to our customers."

     "The combination of unbeatable operating efficiencies and Boeing's outstanding customer service will help AirTran Airways continue to set the standard for quality, low-fare business and leisure travel, something that is sure to please our customers, Crew Members and investors, alike," added Leonard.

     "A great complement to our current fleet of 717s, the 737s will be well-suited to serve our route network and also will allow AirTran Airways to compete more vigorously in the longer-haul or transcontinental U.S. markets," said Robert L. Fornaro, AirTran Airways' president and chief operating officer. "With the increased flexibility and greater range of the 737s, AirTran Airways will be positioned to offer our high-quality, high-value product to markets across the U.S. continuing the low fares and award-winning customer service that have made us an industry leader."

     The Boeing 737-700 aircraft will be equipped in a two-class configuration which includes the airline's signature two-by-two award-winning Business Class and three-by-three Coach seats. Similar to the Boeing 717, the Boeing 737 aircraft will feature EasyFit overhead bins with plenty of storage space for passengers' carry-on bags.

     "We are extremely pleased that AirTran Airways will build on the success of its Boeing 717 fleet by adding 737's," said Alan Mulally, president and chief executive officer of Boeing Commercial Airplanes. "This decision once again demonstrates the 737's leadership among low-fare carriers around the world."

     Mulally added that "we have had a great relationship with AirTran Airways since they launched the 717, and we look forward to supporting their expansion into the medium and long-haul markets with the 737. The reliability, performance and operating economics of these two airplanes are a perfect fit as AirTran Airways moves into the future."

     One of the newest members of the Boeing Next-Generation 737 family, the 737-700 is one of the world's most popular and reliable jet aircraft in its class, effectively

2

using the latest in technological advancements to allow the airline to save on fuel, extend its range, carry more payload and reduce engine maintenance costs. Powered by CFM56-7 engines, the 737 features a typical cruising speed of Mach .78 or 578 miles per hour and a range of up to 3,250 miles at maximum certified altitudes of 41,000 feet. The digitally designed 737-600s/-700s/-800s/-900s are the newest and most technologically advanced airplanes in the single-aisle market. Outfitted with a new wing and more powerful engines, the new 737s can fly higher, faster and farther than previous models and its competitor. In addition, the new 737's flight deck features the latest liquid-crystal flat-panel displays and is designed to accommodate new communications and flight-management capabilities that promise to reduce flight delays and enhance flight-crew efficiency.

     "AirTran Airways did its due diligence in researching the best available options for our new aircraft order," stated Stan Gadek, senior vice president and chief financial officer for AirTran Airways. "In the final analysis, the Boeing 737-700 represented the best option on an economic basis for our Crew Members, our shareholders and our customers."

About AirTran Airways

     AirTran Airways is one of America's largest low-fare airlines - employing more than 5,000 professional Crew Members and serving 492 flights a day to 43 destinations. The airline's hub is at Hartsfield Atlanta International Airport, the world's busiest airport (by passenger volume), where it is the second largest carrier operating 189 flights a day. The airline never requires a roundtrip purchase or Saturday night stay, and offers an affordable Business Class, assigned seating, easy online booking and check-in, the A-Plus Rewards frequent flier program, and the A2B corporate travel program. AirTran Airways also is a subsidiary of AirTran Holdings, Inc., (NYSE:AAI), and the world's largest operator of the Boeing 717, the most modern, environmentally friendly aircraft in its class. For more information and reservations, visit airtran.com (America Online Keyword: AirTran), call AirTran Airways at 800-AIRTRAN (800-247-8726) or 770-994-8258 (in Atlanta) or your travel agent.

3

About Boeing

     The Boeing Company is the largest aerospace company in the world and the United States' leading exporter. It is NASA's largest contractor and the largest manufacturer of commercial jetliners and military aircraft. The company has an extensive global reach with customers in 145 countries.

About CFM International

     CFM International is the world's leading supplier of commercial aircraft engines, with more than 13,500 CFM56 engines in service worldwide. The CFM56-3 and CFM56-7 are the sole powerplants for the Boeing Classic and Next-Generation 737 families, respectively.

Editor's Note: The company issues financial statements quarterly. Statements regarding the Company's business model, continuous growth trends, strength of passenger demand and customers' response to our product are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, commodity prices and actions by competitors, regulatory matters and general economic conditions. The Company disclaims any obligation to update or correct any of its forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including but not limited to the company's report on Form 10-K for the year ended December 31, 2002. Copies of this filing may be obtained by contacting the Company or the SEC.

4